UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

Wynn Resorts, Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50028	46-048498
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555
(Registrant's Telephone Number, including Area Code)

Item 5.	Other Events.

In anticipation of its intended acquisition of certain land and buildings immediately adjacent to the Wynn Las Vegas casino resort and certain costs related to the conversion of such real property into a parking facility for the resort, Wynn Las Vegas, LLC, a subsidiary of the Registrant, amended its senior credit agreement and related documents on July 21, 2004 to provide for an increased commitment of $50 million under the senior credit agreement. This additional $50 million will be used towards the funding of the acquisition of the real property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 26, 2004

Wynn Resorts, Limited

By:	/s/ John Strzemp

John Strzemp
Executive Vice President and Chief Financial Officer